RAZOR RESOURCES INC. ANNOUNCES:


Razor Resources Inc. Announces Amended Agreement with Mayan Gold


Denver, CO Nov 29, 2010   Razor Resources Inc. (OTCBB: RZOR) ("Razor
Resources Inc." or the "Company") announces that an agreement has been made between the Company, Compania Minera Cerros Del Sur S.A. ("Cerros"), and Mayan Gold, Inc. ("Mayan") to amend and improve their previous agreement regarding the ownership and operation by the Company of the Clavo Rico mine located in the Cholutecca region of Honduras. This agreement to amend the Stock Exchange Agreement dated February 9, 2010 was completed on November 26, 2010.


On February 9, 2010, Razor acquired 99% of Cerros, which owns the Clavo Rico mine, through a share exchange agreement with Mayan. In exchange for their interest in Cerros, Mayan received 35.5M shares of Razor Resources, Inc. with a valuation of $17.75M USD. In addition, payment obligations to Mayan totalling $2.0M USD, of which $570,000 has been paid by the Company earlier this year, were agreed upon. In total, the valuation of the Clavo Rico mine acquisition by the Company approximated $20M USD.


Razor, under the new agreement, has now committed to investing $2.0M USD over the course of the next six months. These funds will be utilized to upgrade and improve equipment, increase the geological team, commence an expanded drill program, and construct and install a heap leach pad. The Company is confident that these measures will lead to an immediate and significant increase in production that will allow the Company to build further shareholder value.


"With this new and improved ownership and operation agreement, the Company is poised to succeed in attaining greater production of gold extraction and further progress in proving the ore reserves." said Mr. Nastat.


For a full account of Razor Resources corporate objectives, contact information, and a copy of the 43-101, please visit the website at www.razorresourcesinc.com


Razor Resources Inc. (RZOR:BB) is a Denver, CO based gold producer engaged in gold mining and its associated activities including: exploration, extraction, processing, and reclamation. The Company specializes in sustainable, low-cost gold production and currently owns and operates the Clavo Rico mine in the Cholutecca region of Honduras.

Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, continuing production from the "Clavo Rico Mine," or the generation of positive cash flow as a result, updating of the corporate website or the availability of an independent geological report outlining the concessions, their production, and their potential.


Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of gold prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.